UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-123028	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Fahm Street, Savannah, Georgia	31401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 30, 2005, the Board of Directors of Citi Trends, Inc., a Delaware corporation (the “Company”), appointed Patricia M. Luzier to the Company’s Board of Directors. Ms. Luzier’s appointment fills a vacancy on the Board of Directors. With her appointment, the Company’s Board of Directors consists of five Directors, and brings the number of independent Directors to three. In addition, Ms. Luzier was appointed to serve as chair of the Nominating and Corporate Governance Committee of the Board of Directors and was appointed to the Audit Committee and the Compensation Committee of the Board of Directors.

The Company issued a press release announcing the appointment of Ms. Luzier on December 2, 2005. A copy of the press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1. In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibit, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 2, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: December 2, 2005
By: /s/ Thomas W. Stoltz

Name: Thomas W. Stoltz

Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 2, 2005.